UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 1, 2020

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Green Plains Inc. (the “Company”) appointed Kimberly A. Wagner as an independent member of its board of directors, effective immediately. Ms. Wagner has joined the board as its eleventh director, whose term expires at the 2023 annual meeting. There are no arrangements or understandings between Ms. Wagner and any other person pursuant to which Ms. Wagner was appointed to the board, or transactions in which Ms. Wagner has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a member of the board, Ms. Wagner will be compensated according to the company’s compensation schedule for directors, which includes $75,000 per year, plus an annual restricted stock grant equal to $125,000, as measured on the date of the grant.

Ms. Wagner is a scientist, entrepreneur and business leader with over two decades of experience advising companies on strategy and operational improvement in the agriculture, food and life sciences sectors with an emphasis in technology, sustainability, research and innovation, and new product development.

She is the founder of TBGD Partners, a boutique firm providing expertise to early and mid-stage ventures in the agribusiness, food/nutrition and life sciences sectors. She has been a Venture Partner at Flagship Pioneering and President and Chief Operating Officer of CIBO Technologies, a Flagship VentureLabs company. Prior to that she was a Partner at McKinsey & Co. and a Senior Partner and Managing Director at The Boston Consulting Group, Inc. Her accomplishments in client service have been acknowledged through multiple awards including being named a Women Leader in Consulting by Consulting magazine in 2012.

Ms. Wagner serves on the boards of several not-for-profit organizations with agricultural, sustainability and/or educational missions and is an active member of several national and international scientific societies. She and her husband produce award-wining wines and spirits as the founders and owners of Stoutridge Vineyard, a vineyard, farm winery and distillery in Marlboro, NY.

She holds a PhD in Biological Chemistry and Molecular Pharmacology from Harvard University, an MS in Animal Science from Texas A&M University, and a BS with distinction in Biology and Animal Science from Cornell University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2020, the Board of Directors of the Company approved an amendment and restatement to the Second Amended and Restated Bylaws of the Company creating a Third Amended and Restated Bylaws of the Company (the "Third Amended and Restated Bylaws"). The Third Amended and Restated Bylaws, which were adopted effective as of October 1, 2020, allows for the Board to have up to eleven directors and also included other minor clean-up changes. A complete copy of the Company's current Third Amended and Restated Bylaws is filed as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated Bylaws of Green Plains Inc., dated October 1, 2020.

99.1	Press Release, dated October 5, 2020.

104	Cover Page formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020	Green Plains Inc. By: /s/ Michelle Mapes Michelle Mapes Chief Legal & Administration Officer and Corporate Secretary